UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 23, 2024

(Date of earliest event reported)

LEVER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56573	88-1455444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

LEVEL 11, 9255 W. Sunset Blvd.

West Hollywood, CA 90069

(Address of principal executive offices, including zip code)

(800) 309-5983

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, par value $0.0001	LVER	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Nest Egg:

On July 10, 2024, Lever Global Corporation (the “Company”) entered into an exchange agreement (the “Nest Egg Agreement”) with Nest Egg Investments LLC, a Delaware limited liability company (“Nest Egg”). Pursuant to the Nest Egg Agreement, the Company acquired 100% membership interest in Nest Egg in exchange for 110,000,000 shares of Company’s common stock.

Nest Egg is an investment platform powered by artificial intelligence (“AI”) with a focus on investing in the US and global stock markets using future-focused investment tools. It is designed to simplify investment strategies, making it easier for users to discover, plan, and automate their stock market investments. Nest Egg leverages advanced AI technology to provide personalized investment advice and automate trades, addressing the growing demand for user-friendly, digital-first financial solutions.

Resolve Debt:

On July 10, 2024, the Company entered into an exchange agreement (the “Resolve Debt Agreement”) with Resolve Debt, LLC, a Wyoming limited liability company (“Resolve Debt”). Pursuant to the Resolve Debt Agreement, the Company acquired 100% membership interest in Resolve Debt in exchange for 65,000,000 shares of Company’s common stock.

Resolve Debt is an AI first provider of advanced debt collection technology and accounts receivable automation solutions. The company leverages AI to enhance the efficiency and effectiveness of debt recovery processes. Resolve Debt caters to financial institutions and businesses seeking to streamline their collections operations and improve scalable actions with customer experience first, through its AI-agents and AI-powered customer facing intelligent automation.

Travl:

On July 10, 2024, the Company entered into an exchange agreement (the “Travl Agreement,” together with Nest Egg Agreement and Resolve Debt Agreement as the “Agreements”) with Travl LLC, a Delaware limited liability company (“Travl”). Pursuant to the Travl Agreement, the Company acquired 100% membership interest in Travl in exchange for 45,000,000 shares of Company’s common stock.

Travl.App by Travl, LLC is an AI-powered, innovative travel planning, savings and bookings platform designed to streamline and enhance the travel planning experience. It is the first travel app to help users plan, book, and save for their trips using AI. The app caters to travelers seeking seamless booking and itinerary management, offering a comprehensive suite of features that include booking accommodations, flights, and activities, all in one user-friendly application. The platform also provides personalized recommendations based on user preferences and travel history.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

The Company expects to file the required historical financial statements and corresponding pro forma financial statements within approximately 75 days of the closing of the transaction.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information under Item 1.01, above, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the shares of common stock issued pursuant to the Agreements presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The shares of common stock will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	From of Nest Egg Exchange Agreement
10.2	From of Resolve Debt Exchange Agreement
10.3	From of Travl Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVER GLOBAL CORPORATION.

July 12, 2024	By:	/s/ Trent McKendrick
Date		Trent McKendrick
Chief Executive Officer